SUPPLEMENTAL INDENTURE TO BE DELIVERED

BY GUARANTEEING SUBSIDIARIES

Supplemental Indenture (this “Supplemental Indenture”), dated as of September 26, 2007, among L-3 Communications Holdings, Inc. (or its permitted successor), a Delaware corporation (the “Company”), each a direct or indirect subsidiary of the Company signatory hereto (each, a “Guaranteeing Subsidiary”, and collectively, the “Guaranteeing Subsidiaries”), and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 29, 2005 providing for the issuance of up to $700,000,000 of 3.0% Convertible Contingent Debt Securities (CODES) due 2035 (the “CODES”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations (as defined in the Indenture) under the CODES and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture and the Trustee has determined that this Supplemental Indenture is in form satisfactory to it.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the CODES as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

(a)

Such Guaranteeing Subsidiary, jointly and severally with all other current and future guarantors of the CODES (collectively, the “Guarantors” and each, a “Guarantor”), unconditionally guarantees to each Holder of a CODE authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the CODES or the Obligations of the Company under the Indenture or the CODES, that:

(xxi)

the principal of and interest (including Contingent Interest and Additional Interest, if any) on the CODES will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (including Contingent Interest and Additional Interest, if any) on the CODES, to the extent lawful, and all other

Obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

(xxii)

in case of any extension of time for payment or renewal of any CODES or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b)

Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guaranteeing Subsidiary under this Supplemental Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

3. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

(a)

To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, such Guaranteeing Subsidiary hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit A to the Indenture shall be endorsed by an Officer of such Guaranteeing Subsidiary on each CODE authenticated and delivered by the Trustee after the date hereof.

(b)

Notwithstanding the foregoing, such Guaranteeing Subsidiary hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each CODE a notation of such Subsidiary Guarantee.

(c)

If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the CODE on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

(d)

The delivery of any CODE by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of each Guaranteeing Subsidiary.

(e)

Each Guaranteeing Subsidiary hereby agrees that its Obligations hereunder shall, to the extent permitted by applicable law, be unconditional, regardless of the validity, regularity or enforceability of the CODES or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the CODES with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(f)

Each Guaranteeing Subsidiary, to the extent permitted by applicable law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the Obligations contained in the CODES and the Indenture.

(g)

If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guaranteeing Subsidiary, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guaranteeing Subsidiary, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

(h)

Each Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guaranteeing Subsidiary further agrees that, as between such Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand:

(xxiii)

the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 4 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby;

(xxiv)

in the event of any declaration of acceleration of such Obligations as provided in Article 4 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guaranteeing Subsidiary for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture; and

(xxv)

Each Guaranteeing Subsidiary shall have the right to seek contribution from any other non-paying Guaranteeing Subsidiary so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a)

Except as set forth in Articles 6 and 9 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the CODES shall prevent (i) any consolidation or merger of any Guaranteeing Subsidiary with or into the Company or any other Guarantor, (ii) any transfer, sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety, to the Company or any other Guarantor or (iii) any merger of a Guarantor with or into with an Affiliate of that Guarantor that has not significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Company and the domestic non-Guarantor subsidiaries is not increased thereby.

(b)

Except as set forth in Article 9 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the CODES shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into any Person organized under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guaranteeing Subsidiary), or successive consolidations or mergers in which a Guaranteeing Subsidiary or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety, to any Person organized under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guaranteeing Subsidiary) authorized to acquire and operate the same; provided, however, that each Guaranteeing Subsidiary hereby covenants and agrees that (i) subject to the Indenture, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Guaranteeing Subsidiaries, shall be expressly assumed (in the event that such Guaranteeing Subsidiary is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by any Person formed by such consolidation, or into which such Guaranteeing Subsidiary shall have been merged, or by any Person which shall have acquired such property, (ii) immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default exists and (iii) such transaction will only be permitted under the Indenture if it would be permitted under the terms of all of the indentures governing the Outstanding Senior Subordinated Notes as the same are in effect on the date of the Indenture (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of these notes continue to be outstanding).

(c)

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for such Guaranteeing Subsidiary with the same effect as if it had been named herein as the Guaranteeing

Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the CODES issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

5. RELEASES.

(a)

Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of a Guaranteeing Subsidiary), all Liens, if any, in favor of the Trustee in the assets sold thereby shall be released. If the assets sold in such sale or other disposition (including by way of merger or consolidation) include all or substantially all of the assets of a Guaranteeing Subsidiary or all of the Capital Stock of a Guaranteeing Subsidiary, then the Guaranteeing Subsidiary (in the event of a sale or other disposition of all of the Capital Stock of such Guaranteeing Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guaranteeing Subsidiary) shall be released from and relieved of its Obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto. Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such sale or other disposition was made by the Company or the Guaranteeing Subsidiary, as the case may be, in accordance with the provisions of the Indenture and this Supplemental Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiary from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto. If the Guaranteeing Subsidiary is not released from its obligations under its Subsidiary Guarantee, it shall remain liable for the full amount of principal of and interest (including Contingent Interest and Additional Interest, if any) on the CODES and for the other obligations of such Guaranteeing Subsidiary under the Indenture as provided in this Supplemental Indenture.

(b)

Upon the designation of a Guaranteeing Subsidiary as an Excluded Subsidiary in accordance with the terms of the Indenture and the indentures governing the Outstanding Senior Subordinated Notes as the same are in effect on the date of the Indenture (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of those notes continue to be outstanding), such Guaranteeing Subsidiary shall be released and relieved of all of its obligations under its Subsidiary Guarantee and this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such designation of such Guaranteeing Subsidiary as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of the Indenture and the indentures governing , the Outstanding Senior Subordinated Notes as the same are in effect on the date of the Indenture (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of those notes continue to be outstanding), the Trustee shall execute any documents reasonably required in order to evidence the release of such Guaranteeing Subsidiary from its Obligations under its Subsidiary Guarantee. Any Guaranteeing Subsidiary not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the CODES and for the other obligations of any Guaranteeing Subsidiary under the Indenture as provided herein.

(c)

Upon any Guarantor being released from its guarantees of, and all pledges and security interests granted in connection with, Indebtedness of the Company or any of its Subsidiaries (other than a Foreign Subsidiary), such Guarantor shall be released and relieved of its obligations under this Supplemental Indenture.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the CODES, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the CODES by accepting a CODE waives and releases all such liability. The waiver and release are part of the consideration for issuance of the CODES. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7. SUBORDINATION OF SUBSIDIARY GUARANTEES; ANTI-LAYERING. No Guaranteeing Subsidiary shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guaranteeing Subsidiary and senior in any respect in right of payment to any of the Subsidiary Guarantees. No Indebtedness shall be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured.

8. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: September 26, 2007		L-3 COMMUNICATIONS HOLDINGS, INC.

By:
Name: Christopher C. Cambria
Title: Senior Vice President

Dated: September 26, 2007

Apcom, Inc., a Maryland corporation

Broadcast Sports Inc., a Delaware corporation

D.P. Associates, Inc., a Virginia corporation

Electrodynamics, Inc., an Arizona corporation

gForce Technologies, Inc., a Massachusetts corporation

Henschel Inc., a Delaware corporation

Hygienetics Environmental Services, Inc., a Delaware corporation

Interstate Electronics Corporation, a California corporation

KDI Precision Products, Inc., a Delaware corporation

LinCom Wireless, Inc., a Delaware corporation

L-3 Communications Advanced Laser Systems Technology, Inc., a Florida corporation

L-3 Communications Aeromet, Inc., an Oregon corporation

L-3 Communications AIS GP Corporation, a Delaware corporation

L-3 Communications Applied Signal and Image Technology, Inc., a Maryland corporation

L-3 Communications Avionics Systems, Inc., a Delaware corporation

L-3 Communications Avisys Corporation, a Texas corporation

L-3 Communications Aydin Corporation, a Delaware corporation

L-3 Communications CE Holdings, Inc., a Delaware corporation

L-3 Communications Cincinnati Electronics, Inc., an Ohio corporation

L-3 Communications Crestview Aerospace Corporation, a Delaware corporation

L-3 Communications CSI, Inc., a California corporation

L-3 Communications CyTerra Corporation, a Delaware corporation

L-3 Communications Dynamic Positioning and Control Systems, Inc., a California corporation

L-3 Communications Electron Technologies, Inc., a Delaware corporation

L-3 Communications EO/IR, Inc., a Florida corporation

L-3 Communications EOTech, Inc., a Delaware corporation

L-3 Communications ESSCO, Inc., a Delaware corporation

L-3 Communications Foreign Holdings, Inc., a Delaware corporation

L-3 Communications Geneva Aerospace, Inc., a Texas corporation

L-3 Communications Government Services, Inc., a Virginia corporation

L-3 Communications ILEX Systems, Inc., a Delaware corporation

L-3 Communications InfraredVision Technology Corporation, a California corporation

L-3 Communications Investments Inc., a Delaware corporation

L-3 Communications Klein Associates, Inc., a Delaware corporation

L-3 Communications MAS (US) Corporation, a Delaware corporation

L-3 Communications MariPro, Inc., a California corporation

L-3 Communications Mobile-Vision, Inc., a New Jersey corporation

L-3 Communications Nautronix Holdings, Inc., a Delaware corporation

L-3 Communications Nova Engineering, Inc., an Ohio corporation

L-3 Communications SafeView, Inc., a Delaware corporation

L-3 Communications Security and Detection Systems, Inc., a Delaware corporation

L-3 Communications Sonoma EO, Inc., a California corporation

L-3 Communications SSG-Tinsley, Inc., a Delaware corporation

L-3 Communications TCS, Inc., a Delaware corporation

L-3 Communications Tinsley Laboratories, Inc., a California corporation

L-3 Communications Titan Corporation, a Delaware corporation

L-3 Communications Westwood Corporation, a Nevada corporation

L-3 Global Communications Solutions, Inc., a Virginia corporation

MCTI Acquisition Corporation, a Maryland Corporation

Microdyne Communications Technologies Incorporated, a Maryland corporation

Microdyne Corporation, a Maryland corporation

Microdyne Outsourcing Incorporated, a Maryland corporation

MPRI, Inc., a Delaware corporation

Pac Ord Inc., a Delaware corporation

Power Paragon, Inc., a Delaware corporation

SPD Electrical Systems, Inc., a Delaware corporation

SPD Switchgear Inc., a Delaware corporation

SYColeman Corporation, a Florida corporation

Titan Facilities, Inc., a Virginia corporation

Troll Technology Corporation, a California corporation

Wescam Air Ops Inc., a Delaware corporation

Wescam Holdings (US) Inc., a Delaware corporation

Wolf Coach, Inc., a Massachusetts corporation

As Guaranteeing Subsidiaries

By:
Name: Christopher C. Cambria
Title: Vice President and Secretary

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:
Name:	Christopher C. Cambria
Title: Vice President and Secretary

L-3 Communications Flight Capital LLC, a Delaware limited liability company

L-3 Communications Flight International Aviation LLC, a Delaware limited liability company

L-3 Communications Vector International Aviation LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS VERTEX AEROSPACE LLC, as Sole Member

By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member

By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:
Name: Christopher C. Cambria
Title: Vice President and Secretary

L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member

By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:
Name: Christopher C. Cambria
Title: Vice President and Secretary

Wescam Air Ops LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS EO/IR, INC., as Sole Member

By:
Name: Christopher C. Cambria
Title: Vice President and Secretary

Wescam LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS CORPORATION, as Sole Member

By:
Name: Christopher C. Cambria
Title: Senior Vice President

L-3 Communications Germany Holdings, LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS CORPORATION, as Sole Member

By:
Name: Christopher C. Cambria
Title: Senior Vice President

Dated: September 26, 2007	THE BANK OF NEW YORK, as Trustee

By:
Name:
Title: Assistant Vice President

NOTATION ON SENIOR SUBORDINATED NOTE RELATING TO SUBSIDIARY GUARANTEE

Pursuant to the Supplemental Indenture (the “Supplemental Indenture”) dated as of September 26, 2007 among L-3 Communications Holdings, Inc., the Guarantors party thereto (each a “Guarantor” and collectively the “Guarantors”) and The Bank of New York, as trustee (the “Trustee”), each Guarantor (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of and interest (including Contingent Interest and Additional Interest, if any) on the CODES, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and interest (including Contingent Interest and Additional Interest, if any) on the CODES, and (c) in case of any extension of time of payment or renewal of any CODES or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under the Subsidiary Guarantee (as defined in the Supplemental Indenture). This Guarantee is subordinated to the Senior Debt of each Guarantor to extent set forth in Article 13 of the Indenture.

Notwithstanding the foregoing, in the event that the Subsidiary Guarantee of any Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantor under the CODES, any Subsidiary Guarantee, the Indenture, any supplemental indenture delivered pursuant to the Indenture by such Guarantor, or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a CODE waives and releases all such liability.

The Subsidiary Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the CODE upon which the Subsidiary Guarantee is noted has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture, dated as of July 29, 2005, among L-3 Communications Holdings, Inc., the Guarantors party thereto and the Trustee.

Dated: September 26, 2007

Apcom, Inc., a Maryland corporation

Broadcast Sports Inc., a Delaware corporation

D.P. Associates, Inc., a Virginia corporation

Electrodynamics, Inc., an Arizona corporation

gForce Technologies, Inc., a Massachusetts corporation

Henschel Inc., a Delaware corporation

Hygienetics Environmental Services, Inc., a Delaware corporation

Interstate Electronics Corporation, a California corporation

KDI Precision Products, Inc., a Delaware corporation

LinCom Wireless, Inc., a Delaware corporation

L-3 Communications Advanced Laser Systems Technology, Inc., a Florida corporation

L-3 Communications Aeromet, Inc., an Oregon corporation

L-3 Communications AIS GP Corporation, a Delaware corporation

L-3 Communications Applied Signal and Image Technology, Inc., a Maryland corporation

L-3 Communications Avionics Systems, Inc., a Delaware corporation

L-3 Communications Avisys Corporation, a Texas corporation

L-3 Communications Aydin Corporation, a Delaware corporation

L-3 Communications CE Holdings, Inc., a Delaware corporation

L-3 Communications Cincinnati Electronics, Inc., an Ohio corporation

L-3 Communications Crestview Aerospace Corporation, a Delaware corporation

L-3 Communications CSI, Inc., a California corporation

L-3 Communications CyTerra Corporation, a Delaware corporation

L-3 Communications Dynamic Positioning and Control Systems, Inc., a California corporation

L-3 Communications Electron Technologies, Inc., a Delaware corporation

L-3 Communications EO/IR, Inc., a Florida corporation

L-3 Communications EOTech, Inc., a Delaware corporation

L-3 Communications ESSCO, Inc., a Delaware corporation

L-3 Communications Foreign Holdings, Inc., a Delaware corporation

L-3 Communications Geneva Aerospace, Inc., a Texas corporation

L-3 Communications Government Services, Inc., a Virginia corporation

L-3 Communications ILEX Systems, Inc., a Delaware corporation

L-3 Communications InfraredVision Technology Corporation, a California corporation

L-3 Communications Investments Inc., a Delaware corporation

L-3 Communications Klein Associates, Inc., a Delaware corporation

L-3 Communications MAS (US) Corporation, a Delaware corporation

L-3 Communications MariPro, Inc., a California corporation

L-3 Communications Mobile-Vision, Inc., a New Jersey corporation

L-3 Communications Nautronix Holdings, Inc., a Delaware corporation

L-3 Communications Nova Engineering, Inc., an Ohio corporation

L-3 Communications SafeView, Inc., a Delaware corporation

L-3 Communications Security and Detection Systems, Inc., a Delaware corporation

L-3 Communications Sonoma EO, Inc., a California corporation

L-3 Communications SSG-Tinsley, Inc., a Delaware corporation

L-3 Communications TCS, Inc., a Delaware corporation

L-3 Communications Tinsley Laboratories, Inc., a California corporation

L-3 Communications Titan Corporation, a Delaware corporation

L-3 Communications Westwood Corporation, a Nevada corporation

L-3 Global Communications Solutions, Inc., a Virginia corporation

MCTI Acquisition Corporation, a Maryland Corporation

Microdyne Communications Technologies Incorporated, a Maryland corporation

Microdyne Corporation, a Maryland corporation

Microdyne Outsourcing Incorporated, a Maryland corporation

MPRI, Inc., a Delaware corporation

Pac Ord Inc., a Delaware corporation

Power Paragon, Inc., a Delaware corporation

SPD Electrical Systems, Inc., a Delaware corporation

SPD Switchgear Inc., a Delaware corporation

SYColeman Corporation, a Florida corporation

Titan Facilities, Inc., a Virginia corporation

Troll Technology Corporation, a California corporation

Wescam Air Ops Inc., a Delaware corporation

Wescam Holdings (US) Inc., a Delaware corporation

Wolf Coach, Inc., a Massachusetts corporation

As Guaranteeing Subsidiaries

By:
Name: Christopher C. Cambria
Title: Vice President and Secretary

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:
Name: Christopher C. Cambria
Title: Vice President and Secretary

L-3 Communications Flight Capital LLC, a Delaware limited liability company

L-3 Communications Flight International Aviation LLC, a Delaware limited liability company

L-3 Communications Vector International Aviation LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS VERTEX AEROSPACE LLC, as Sole Member

By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member

By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:
Name: Christopher C. Cambria
Title: Vice President and Secretary

L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member

By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:
Name: Christopher C. Cambria
Title: Vice President and Secretary

Wescam Air Ops LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS EO/IR, INC., as Sole Member

By:
Name: Christopher C. Cambria
Title: Vice President and Secretary

Wescam LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS CORPORATION, as Sole Member

By:
Name: Christopher C. Cambria
Title: Senior Vice President

L-3 Communications Germany Holdings, LLC, a Delaware limited liability company

By: L-3 COMMUNICATIONS CORPORATION, as Sole Member

By:
Name: Christopher C. Cambria
Title: Senior Vice President